UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

WEX INC.
(Name of Registrant as Specified In Its Charter)

IMPACTIVE CAPITAL MASTER FUND LP

IMPACTIVE CAPITAL LP

IMPACTIVE CAPITAL LLC

IMPACTIVE ZEPHYR FUND LP

IMPACTIVE SIERRA FUND LP

LAUREN TAYLOR WOLFE

CHRISTIAN ASMAR

KURT P. ADAMS

ELLEN R. ALEMANY

ALEMANY OCTOBER 2025 GRAT NO. 1

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Impactive Capital Master Fund LP (“Impactive Capital Master Fund”), together with the other participants named herein (collectively, “Impactive”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2026 annual meeting of stockholders (the “Annual Meeting”) of WEX Inc., a Delaware corporation (the “Company”).

Item 1: On the evening of April 21, 2026, Impactive issued the following press release:

Leading Independent Proxy Advisory Firm Glass Lewis Supports
Impactive’s Case for Change at WEX

Glass Lewis Recommends Shareholders Vote FOR Impactive Nominees Kurt Adams and Lauren Taylor Wolfe and WITHHOLD Support on WEX Board Chair and CEO Melissa Smith and Compensation Committee Chair Stephen Smith

Concludes that Separation of CEO and Chair Role is in Shareholders’ Interests in Light of Sustained Underperformance Under Melissa Smith’s Tenure

Determines Impactive Has “Articulated a Coherent Set of Concerns Regarding Oversight and Capital Allocation”

Impactive Urges Shareholders to Vote on the WHITE Proxy Card to Elect All Three of Its Highly Qualified Nominees

NEW YORK, April 21, 2026 – Impactive Capital, LP (“Impactive” or “we”), together with its affiliates, is one of the largest shareholders of WEX Inc. (NYSE: WEX) (the “Company” or “WEX”) with an ownership interest of approximately 4.9%. Impactive announced today that leading proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) has recommended that shareholders vote on the WHITE proxy card FOR the election of Impactive director nominees Kurt Adams and Lauren Taylor Wolfe to the Company’s Board of Directors (the “Board”) and WITHHOLD on Board Chair and CEO Melissa Smith and director and Compensation Committee Chair Stephen Smith.

Impactive stated:

“We appreciate Glass Lewis’ recognition of the merits of our case for change and its recommendation that shareholders vote to elect Kurt Adams and Impactive principal and significant shareholder representative Lauren Taylor Wolfe to WEX’s Board. Glass Lewis’ report is unequivocal: WEX’s persistent underperformance, poor capital allocation, and insufficient Board oversight demand new voices in the boardroom — directors aligned with shareholders and accountable for results. Glass Lewis’ recommendation to separate the Chair and CEO roles by withholding support from Melissa Smith is particularly notable, highlighting the critical importance of reversing the Company’s prolonged underperformance and governance shortcomings. Electing all three of our highly qualified nominees is the most effective path to strengthening oversight, improving capital allocation, and positioning WEX to deliver sustainable shareholder value.”

In its report, Glass Lewis supported Impactive’s case for change, writing:1

•	“[Impactive] has articulated a credible case for enhanced oversight, and the performance record, while not uniformly negative, reflects a sustained period of relative underperformance against the most relevant comparators over long- and medium-term horizons that the Company has not fully rebutted through its operational narrative.”

•	“Given that [Impactive’s] campaign has demonstrated credibility, appears to have contributed to a more favorable market reassessment, and has articulated a coherent set of concerns regarding oversight and capital allocation, shareholders are justified in concluding that direct Impactive representation on the board is appropriate.”

Glass Lewis commented on the qualifications of Impactive’s nominees:

•	“[Lauren Taylor Wolfe’s] direct involvement in the campaign and investment thesis provides clear alignment with the perspectives advanced in support of change, as well as detailed familiarity with the Company’s strategy, performance, and perceived areas of improvement.”

•	“[Kurt Adams] brings relevant financial services, regulatory, and governance experience that appears additive to the board, and his independence from both the Company and [Impactive] should enable him to contribute constructively while reinforcing board accountability.”

In making its recommendation to withhold on Melissa Smith and Stephen Smith, Glass Lewis wrote the following:

•	“The combination of the chair and CEO roles, the level of shareholder dissent observed in 2025, and the Company’s sustained underperformance over [Melissa Smith's] tenure as chair together support the conclusion that greater separation between executive leadership and board oversight is in shareholders’ interests.”

1 Permission to quote Glass Lewis was neither sought nor received. Emphasis added.

•	“In this context, it is relevant that [Impactive’s] proposal relates to Ms. Smith’s position as chair, rather than her executive role. Should she not be re-elected to the board, Ms. Smith would continue to serve as CEO.”

•	“... [Impactive] has articulated a range of governance and performance-related concerns ... with respect to leadership accountability, compensation oversight, and board responsiveness. These concerns appear most directly attributable to Melissa Smith, given her combined executive and board leadership role.”

•	“As chair of the Compensation Committee, [Stephen Smith] bears direct responsibility for a compensation framework that the Dissident has credibly argued has not adequately reflected shareholder experience over the relevant period.”

Glass Lewis commented on WEX’s poor corporate governance underscored by low shareholder support at the 2025 AGM, stating:

•	“The level of shareholder dissent observed at the 2025 annual meeting, particularly with respect to the Company’s leadership, suggests that the Dissident’s concerns resonated with a meaningful portion of the shareholder base and that a degree of board-level accountability is warranted.”

•	“...Ms. Smith received more than 30% votes against her re-election in 2025, which constitutes a significant level of shareholder opposition. This outcome followed the Dissident’s 2025 campaign opposing her re-election, suggesting that the level of dissent may, at least in part, reflect shareholder alignment with the concerns advanced by the Dissident. Under prevailing market standards, dissent exceeding 20% is generally viewed as a meaningful signal of investor concern."

For more information, including how to vote for Impactive’s three nominees using the WHITE proxy card, please visit www.WakeUpWEX.com.

If you have any questions, require assistance in voting your WHITE universal proxy card, or need additional copies of Impactive’s proxy materials, please contact:

Okapi Partners LLC

1212 Avenue of the Americas, 17th Floor

New York, New York 10036

Stockholders may call toll-free: (877) 285-5990

Banks and Brokers call: (212) 297-0720

E-mail: info@okapipartners.com

ADDITIONAL INFORMATION

Impactive Capital Master Fund LP, together with the other participants in its proxy solicitation (collectively, “Impactive”), has filed a definitive proxy statement and accompanying WHITE universal proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit proxies with respect to the election of Impactive’s slate of highly qualified director candidates and the other proposals to be presented at the 2026 annual meeting of stockholders (the “Annual Meeting”) of WEX Inc., a Delaware corporation (“WEX” or the “Company”). Stockholders are advised to read the proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Impactive’s proxy solicitation. These materials and other materials filed by Impactive with the SEC in connection with the solicitation of proxies are available at no charge on the SEC’s website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Impactive with the SEC are also available, without charge, by directing a request to Impactive’s proxy solicitor, Okapi Partners LLC, at its toll-free number (877) 285-5990 or via email at info@okapipartners.com.

Contacts

Investor Contacts:

Bruce Goldfarb / Chuck Garske / Lisa Patel

Okapi Partners

(877) 285-5990

info@okapipartners.com

OR

info@impactivecapital.com

Media Contact:

Longacre Square Partners

impactive@longacresquare.com

Item 2: On April 22, 2026, Impactive posted the following material to www.WakeUpWEX.com: